Exhibit 4.2
                                                                    -----------





                       UNITED STATES CELLULAR CORPORATION
                      8410 West Bryn Mawr Avenue, Suite 700
                             Chicago, Illinois 60631


                                  July 29, 2002


To: Toronto Dominion (Texas) Inc., as Administrative Agent under the Credit Agreement referred to below

         Re: Notice of Increase in Total Commitment under the Revolving Credit Agreement dated as of June 26, 2002
                  ---------------------------------------------------


Ladies and Gentlemen:

         Pursuant to ss.17.10 of the Revolving Credit Agreement, dated as of June 26, 2002, among United States Cellular Corporation, as Borrower, Toronto Dominion (Texas), Inc., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Citibank, N.A. and LaSalle Bank National Association, as Co-Documentation Agents, and the other Lenders party thereto (the "Credit Agreement"), we hereby deliver to you this Notice of Increase in Total Commitment. Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Credit Agreement.

         The Borrower hereby requests that the Total Commitment be increased by an amount equal to $75,000,000. The proposed effective date for such increase in Total Commitment is July 30, 2002. The name of each Eligible Assignee which has agreed to become a "Lender" party to the Credit Agreement (an "Acceding Lender") pursuant to this Notice of Increase in Total Commitment, the name of each Lender party to the Credit Agreement, the amount of the Commitment of each such Acceding Lender and Lender, and the effective date of each such Commitment, is set forth below:

Name of                             Amount of                Commitment
Existing Lender                     Commitment               Effective Date
---------------                     -------------            --------------
Toronto Dominion (Texas), Inc.       $50,000,000             June 26, 2002
Wachovia Bank, National Association  $50,000,000             June 26, 2002
Citibank, N.A.                       $100,000,000            June 26, 2002
LaSalle Bank National Association    $50,000,000             June 26, 2002

Name of                             Amount of                Commitment
Acceding Lender                     Commitment               Effective Date
---------------                     ------------             --------------
JPMorgan Chase Bank                  $35,000,000             July 30, 2002
Societe Generale, New York Branch    $25,000,000             July 30, 2002
U.S. Bank National Association       $15,000,000             July 30, 2002
                                    ------------

                                    Total:$325,000,000

         The Borrower hereby confirms to the Administrative Agent that:

                  (i) as of the date of this Notice of Increase in Total Commitment and as of July 30, 2002, the proposed effective date of the increase in Total Commitment, all representations and warranties contained in ss.5 of the Credit Agreement shall be true and correct in all material respects as though made on such date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct as of such date); and

                  (ii) as of the date of this Notice of Increase in Total Commitment and as July 30, 2002, the proposed effective date of the increase in Total Commitment, no event shall have occurred and then be continuing which constitutes a Default or Event of Default under the Credit Agreement and all other conditions precedent to a credit extension specified in ss.10 of the Credit Agreement shall be satisfied.


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                          ***Signature Page Follows***

                                            Very truly yours,

                                            UNITED STATES CELLULAR
                                              CORPORATION



                                       By: /s/ Kenneth R. Meyers
                                           ---------------------------------
                                              Name:  Kenneth R. Meyers
                                        Title: Executive Vice President-Finance
                                        and Treasurer (Chief Financial Officer)


                                        By: /s/ John E. Rooney
                                           ---------------------------------
                                              Name: John E. Rooney
                                      Title: President (Chief Executive Officer)








                      Signature Page to Notice of Increase in Total Commitment